Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)                                               August 13, 2026

Boston Omaha Corporation (NYSE: BOC) (the “Company”, “we”, or “our”) announced its financial results for the second quarter ended June 30, 2026, in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

We show summary financial data below for the second quarter of 2026 and 2025. Our Quarterly Report on Form 10-Q can be found at www.bostonomaha.com. A supplemental presentation providing additional financial information for the second quarter of 2026 can be found on our investor relations website at https://investor.bostonomaha.com. We believe that it is important for shareholders to read the supplemental presentation as, in management’s opinion, it provides additional information on business metrics we use in gauging the performance of each of our three principal business units and investments.

($ in thousands)	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Billboard Rentals, Net	$11,723	$11,441	$22,696	$22,205
Broadband Services	10,477	10,234	21,227	20,554
Investment and Other Income	-	4	1	17
Total Revenues	22,200	21,679	43,924	42,776

Depreciation and Amortization Expense	6,382	6,016	12,635	11,871

Net Loss from Operations	(603)	(512)	(1,159)	(1,534)
Net Other Expense	(2,500)	(4,531)	(4,493)	(6,631)
Income Tax Benefit on Continuing Operations	448	803	1,117	990
Noncontrolling Interest in Subsidiary Loss	553	2,250	960	4,008
Income (Loss) from Discontinued Operations	490	(329)	(185)	178
Net Loss Attributable to Common Stockholders	$(1,612)	$(2,319)	$(3,760)	$(2,989)
Basic and Diluted Net Loss per Share	$(0.05)	$(0.07)	$(0.12)	$(0.10)

	June 30,	December 31,
	2026	2025
Total Unrestricted Cash and Investments (1)	$31,750	$36,726
Total Assets	683,052	713,073
Total Liabilities	167,771	177,000
Total Boston Omaha Stockholders' Equity	501,852	516,137
Noncontrolling Interests (2)	13,429	19,936
Total Equity	$515,281	$536,073

(1)

Investments consist of U.S. Treasury securities classified as trading securities and marketable equity securities. Marketable equity securities excludes Sky Harbour Group Corporation (“Sky Harbour”) Class A common stock as we account for our 14.8% stake (as measured at June 30, 2026) under the equity method.

(2)	Noncontrolling interests are primarily related to third party capital raised within our Build for Rent Fund as well as within our 24th Street commercial real estate funds.

On May 18, 2026, we announced that we had entered into an agreement with CopperPoint Insurance Company in which it will acquire 100% of the equity interests in General Indemnity Group (“GIG”), our insurance subsidiary, for approximately $84.3 million. The transaction is expected to close in the second half of 2026, subject to receipt of regulatory approvals and other conditions to closing. Starting in the second quarter of fiscal 2026, GIG is now reported as held for sale on the condensed consolidated balance sheets and as discontinued operations on the condensed consolidated statement of operations.

During the second quarter of fiscal 2026, “Net Other Expense” included an unrealized loss of $1.9 million on the Sky Harbour warrants held by Boston Omaha, losses of $0.8 million within BOAM primarily related to the changes in the fair value of the underlying assets within the 24th Street Funds and BFR Fund, $0.6 million in interest expense, and $0.4 million in losses from unconsolidated affiliates mainly related to our equity method position in Sky Harbour. These items were partially offset by $1.0 million in realized gains on the sale of 331,500 shares of Sky Harbour Class A common stock and interest and dividend income of $0.3 million.

Our investment in Sky Harbour Class A common stock and warrants was valued at $73.5 million on our condensed consolidated balance sheet as of June 30, 2026. If our investment in Sky Harbour Class A common stock was accounted for at fair value based on its quoted market price (currently valued using equity method accounting), then our total investment in Sky Harbour Class A common stock and warrants would be valued at $115.1 million as of June 30, 2026.

Cash inflow from continuing operations for the six months ended June 30, 2026 was $10.1 million, compared to a cash inflow of $8.2 million for the six months ended June 30, 2025.

During the second quarter of fiscal 2026, we repurchased 451,281 shares of our Class A common stock for a total cost of $5.8 million.

Our book value per share was $16.61 at June 30, 2026, compared to $16.63 at December 31, 2025.

As of June 30, 2026, we had 29,634,239 shares of Class A common stock and 580,558 shares of Class B common stock outstanding.

As of August 12, 2026, we had 29,546,008 shares of Class A common stock and 580,558 shares of Class B common stock outstanding.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with four majority owned businesses engaged in outdoor advertising, broadband telecommunications services, surety insurance, and asset management.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully integrate acquired businesses, the consummation of the proposed sale of our insurance unit to CopperPoint Insurance Company, the effect of a loss of, or financial distress of, any reinsurance company which reinsures the Company’s insurance operations, the risks associated with our investments in both publicly traded securities and privately held businesses, our history of losses and ability to maintain profitability in the future, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission (the “SEC”) on Form 10-K for the year ended December 31, 2025, as well as other risks and uncertainties as described in our Form 10-Q as filed with the SEC for the second quarter of 2026, any subsequent quarterly report on Form 10-Q filed by the Company, and the other reports the Company may file with the SEC from time to time. Copies of our SEC filings are available on our website at www.bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that general economic conditions and subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Our investor relations website, https://investor.bostonomaha.com, serves as a comprehensive resource for investors. We strongly encourage its use for easy access to information about the Company. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information, and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.

Contacts:

Boston Omaha Corporation

Josh Weisenburger, 402-210-2633

contact@bostonomaha.com